De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

INDEPENDENT AUDITORS' CONSENT

We consent to the use of Kreido Biofuels, Inc. (formerly Gemwood Productions, Inc.) on Form SB-2 of our Auditors' Report, dated December 13, 2006, on the balance sheet of Kreido Biofuels, Inc. (formerly Gemwood Productions, Inc.) as of September 30, 2006 and the related statement of income and accumulated deficit from January 17, 2005 (Inception) to September 30, 2006, changes in stockholders' equity, and cash flows for the year ended September 30, 2006.

De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

February 12, 2007
Henderson, Nevada

2580 Anthem Village Drive, Henderson, NV 89052
Telephone (702) 588-5961 • Facsimile (702) 588-5979